Exhibit (h)(2)
                                 CITIZENS FUNDS
                                230 Commerce Way
                              Portsmouth, NH 03801

                                November 17, 2003


Citizens Advisers, Inc.
230 Commerce Way
Portsmouth, NH  03801


     Re:   Citizens Funds - Administrative and Shareholder Services Agreement

Ladies and Gentlemen:

     This letter serves as notice that Citizens Small Cap Value Fund (the "Fund") is added to the list of series to which Citizens Advisers, Inc. renders services as administrator pursuant to the terms of the Administrative and Shareholder Services Agreement dated as of May 20, 2003, amended and restated as of February 17, 2003 (the "Agreement") between Citizens Funds and Citizens Advisers, Inc.

     Please sign below to evidence your agreement to render such services on behalf of the Fund as a beneficiary under the Agreement.


                                         CITIZENS FUNDS

                                         By:     /s/ Sean Driscoll
                                                 ----------------------------

                                         Title:  Treasurer
                                                 ----------------------------

Agreed:
CITIZENS ADVISERS, INC.

By:    /s/ Sophia Collier
       ----------------------------

Title: President
       ----------------------------